                         SUPPLEMENTAL INDENTURE OF TRUST

                                 by and between

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION,
                                    as Issuer

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                                   as Trustee

                           Authorizing the Issuance of

                      $________ aggregate principal amount
                           Auction Rate Senior Notes,
                                    Series A

                          Dated as of ________ __, 200_

                                TABLE OF CONTENTS

         Section 3.07          Lost, Stolen or Destroyed Tortoise Note Authentication Certificates.19

                         SUPPLEMENTAL INDENTURE OF TRUST

     THIS SUPPLEMENTAL  INDENTURE OF TRUST (this  "Supplemental  Indenture")
dated as of ________ __, 200_, is by and between TORTOISE NORTH AMERICAN
ENERGY CORPORATION, a Maryland corporation (the "Issuer") and THE BANK OF
NEW YORK TRUST COMPANY, N.A., a national banking association (the "Trustee"),
(all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS,  the Issuer has previously  entered into an Indenture dated as of  ________  __,  200_  (the  "Original  Indenture,"  and  together  with  this
Supplemental Indenture, the "Indenture"), between the Issuer and the Trustee;

     WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Tortoise Notes pursuant to the terms of the Original Indenture, including Section 3.1 thereof;

     WHEREAS, the Issuer represents that it has been formed and is validly existing as a Maryland corporation and that by proper action it has duly authorized the issuance of $_________ of its auction rate senior notes, Series A
(the "Tortoise Notes"), and it has by proper action authorized the execution and delivery of this Supplemental Indenture;

     WHEREAS, the Tortoise Notes constitute Securities as defined in the
Indenture; and

     WHEREAS, the Trustee has agreed to accept the trusts herein contained upon the terms herein set forth;

     NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

     Section 1.01 Definitions. All words and phrases defined in Article I of the
Indenture shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:

                    "`AA' Composite Commercial Paper Rate" on any date means (i)
the interest equivalent of (1) the 7-day rate, in the case of a Rate Period which is 7 days or shorter, (2) the 30-day rate, in the case of a Rate Period which is a Standard Rate Period greater than 7 days but fewer than or equal to
31 days, or (3) the 180-day rate, in the case of all other Rate Periods, on financial commercial paper on behalf of issuers whose corporate bonds are rated
"AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii)
if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on financial commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent
for the close of business on the Business Day immediately preceding such date
(rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation)

furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if
there are no such Commercial Paper Dealers, a nationally recognized dealer in commercial paper of such issues then making such quotations selected by the
Issuer. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for financial commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in financial commercial paper of such issuers then making such quotations selected by the Issuer, and (B) "interest equivalent" of a rate stated on a discount basis for financial commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

                    "Affiliate" means any person controlled by, in control of or under common control with the Issuer; provided that no Broker-Dealer controlled by, in control of or under common control with the Issuer shall be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a Director of the Issuer be deemed to be an
Affiliate solely because such director or executive officer is also a Director of the Issuer.

                    "Agent Member" means a member of or participant in the
Securities Depository that will act on behalf of a Bidder.

                    "All Hold Rate" means 80% of the "AA" Composite Commercial
Paper Rate.

                    "Applicable Rate" means the rate determined in accordance
with the procedures in Section 2.02(c)(i) of this Supplemental Indenture.

                    "Auction" means each periodic operation of the procedures
set forth in Appendix A.

                    "Auction Agent" means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the
Issuer to follow the Auction Procedures for the purpose of determining the
Applicable Rate.

                    "Auction Date" means the first Business Day next preceding the first day of a Rate Period for the Tortoise Notes.

                    "Auction Procedures" means the procedures for conducting
Auctions set forth in Appendix A hereto.

                    "Authorized Denominations" means $25,000 and any integral
multiple thereof.

                  "Beneficial  Owner," with respect to the Tortoise Notes, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer
(or, if applicable, the Auction Agent) as a holder of Tortoise Notes.

                    "Bid" shall have the meaning specified in Appendix A hereto.

                    "Bidder" shall have the meaning in Appendix A hereto;
provided, however, that neither the Issuer nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Issuer may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

                    "Board of Directors" or "Board" means the Board of Directors of the Issuer or any duly authorized committee thereof as permitted by applicable law.

                    "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a
Broker-Dealer by the Auction Procedures, that has been selected by the Issuer and has entered into a Broker-Dealer Agreement that remains effective.

                    "Broker-Dealer Agreement" means an agreement among the
Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

                    "Business Day" means a day on which the New York Stock
Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or obligated by law to close.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Commercial Paper Dealers" has the meaning set forth in the definition of AA Composite Commercial Paper Rate.

                    "Commission" means the Securities and Exchange Commission.

                    "Default Rate" means the Reference Rate multiplied by three
(3).

                    "Deposit Securities" means cash and any obligations or
securities, including short term money market instruments that are Eligible
Assets, rated at least AAA, A-2 or SP-2 by Fitch, except that, such obligations or securities shall be considered "Deposit Securities" only if they are also rated at least P-2 by Moody's.

                    "Discount Factor" means the Moody's Discount Factor (if
Moody's is then rating the Tortoise Notes), Fitch Discount Factor (if Fitch is
then rating the Tortoise Notes) or an Other Rating Agency Discount Factor,
whichever is applicable.

                    "Discounted Value" means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted
Value will be equal to the quotient as calculated above or the par value, whichever is lower.

                    "Eligible Assets" means Moody's Eligible Assets or Fitch's
Eligible Assets (if Moody's or Fitch are then rating the Tortoise Notes) and/or
Other Rating Agency Eligible Assets, whichever is applicable.

                    "Existing Holder," with respect to the Tortoise Notes, shall mean a Broker-Dealer (or any such other Person as may be permitted by the
Issuer) that is listed on the records of the Auction Agent as a holder of
Tortoise Notes.

                    "Fitch" means Fitch Ratings and its successors at law.

                    "Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the
Issuer's assets in connection with Fitch's ratings of Tortoise Notes.

                    "Fitch Eligible Asset" means assets of the Issuer set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted
Value of the Issuer's assets in connection with Fitch's ratings of Tortoise
Notes.

                    "Fitch Guidelines" mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch's ratings of Tortoise
Notes.

                    "Hold Order" shall have the meaning specified in Appendix A hereto.

                    "Holder" means, with respect to Tortoise Notes, the
registered holder of Tortoise Notes as the same appears on the books or records of the Issuer.

                    "LIBOR" means, for purposes of determining the Reference
Rate, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate
Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by Lehman Brothers Inc. or its successors)
as of 11:00 a.m., London time, on the day that is the Business Day on the
Auction Date or, if the Auction Date is not a Business Day, the Business Day
preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) Lehman Brothers Inc. shall determine the arithmetic mean of the offered quotations of the reference banks to leading banks in the
London interbank market for deposits in U.S. dollars for the designated Rate
Period in an amount determined by Lehman Brothers Inc. by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by
Lehman Brothers Inc. to the reference banks, (B) if at least two of the reference banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations, (C) if only one or none of the reference banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York, New York selected by
Lehman Brothers Inc. (after obtaining the Issuer's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by Lehman Brothers Inc. (after obtaining the Issuer's approval) that is representative of a single transaction in such market at such time by reference to the principal London office of leading banks in the London interbank market; provided, however, that if Lehman
Brothers Inc. is not a Broker-Dealer or does not quote a rate required to determine LIBOR, LIBOR will be determined on the basis of the quotation or quotations furnished by any other Broker-Dealer selected by the Issuer to provide such rate or rates not being supplied by Lehman Brothers Inc.; provided further, that if Lehman Brothers Inc. and/or a substitute Broker-Dealer are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be the most recently determinable LIBOR.
If the number of Rate Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (iii) 49 or more but fewer than
77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate;
(vii) 168 or more but fewer 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than
315 days, such rate shall be the ten-month LIBOR rate;

(xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month
LIBOR rate; and (xiii) 343 or more days but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

                    "Market Value" means the market value of an asset of the
Issuer determined as follows: For equity securities, the value obtained from readily available market quotations. If an equity security is not traded on an exchange or not available from a Board-approved pricing service, the value obtained from written broker-dealer quotations. For fixed-income securities, the value obtained from readily available market quotations based on the last updated sale price or the market value obtained from a pricing service or the value obtained from a written broker-dealer quotation from a dealer who has made a market in the security. "Market Value" for other securities will mean the value obtained pursuant to the Issuer's valuation procedures. If the market value of a security cannot be obtained, or the Issuer's investment adviser determines that the value of a security as so obtained does not represent the fair value of a security, fair value for that security shall be determined pursuant to the methodologies established by the Board of Directors.

                    "Maximum Rate" means, on any date on which the Applicable
Rate is determined, the rate equal to the applicable percentage of the Reference
Rate, subject to upward but not downward adjustment in the discretion of the
Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Issuer would be in compliance with the Tortoise Notes Basic Maintenance Amount.

                    "Minimum Rate" means, on any Auction Date with respect to a
Rate Period of 28 days or fewer, 70% of the AA Composite Commercial Paper Rate at the close of business on the Business Day next preceding such Auction Date.
There shall be no Minimum Rate on any Auction Date with respect to a Rate Period of more than the Standard Rate Period.

                    "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors at law.

                    "Moody's Discount Factor" means the discount factors set
forth in the Moody's Guidelines for use in calculating the Discounted Value of the Issuer's assets in connection with Moody's ratings of Tortoise Notes.

                    "Moody's Eligible Assets" means assets of the Issuer set
forth in the Moody's Guidelines as eligible for inclusion in calculating the
Discounted Value of the Issuer's assets in connection with Moody's ratings of
Tortoise Notes.

                    "Moody's Guidelines" mean the guidelines provided by
Moody's, as may be amended from time to time, in connection with Moody's ratings of Tortoise Notes.

                    "1940 Act Tortoise Notes Asset Coverage" means asset
coverage, as determined in accordance with Section 18(h) of the Investment
Company Act, of at least 300% with respect to all outstanding senior securities representing indebtedness of the Issuer, including all Outstanding Tortoise
Notes (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

                    "Notes" means Securities of the Issuer ranking on a parity with the Tortoise Notes that may be issued from time to time pursuant to the
Indenture.

                    "Order" shall have the meaning specified in Appendix A
hereto.

                    "Original Issue Date" means, with respect to Series A
Tortoise Notes, ________ __, 200_.

                    "Other Rating Agency" means each rating agency, if any,
other than Moody's or Fitch then providing a rating for the Tortoise Notes pursuant to the request of the Issuer.

                    "Other Rating Agency Discount Factor" means the discount
factors set forth in the Other Rating Agency Guidelines of each Other Rating
Agency for use in calculating the Discounted Value of the Issuer's assets in connection with the Other Rating Agency's rating of Tortoise Notes.

                    "Other Rating Agency Eligible Assets" means assets of the
Issuer set forth in the Other Rating Agency Guidelines of each Other Rating
Agency as eligible for inclusion in calculating the Discounted Value of the
Issuer's assets in connection with the Other Rating Agency's rating of Tortoise
Notes.

                    "Other Rating Agency Guidelines" mean the guidelines
provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of Tortoise Notes.

                    "Outstanding" or "outstanding" means, as of any date,
Tortoise Notes theretofore issued by the Issuer except, without duplication, (i)
any Tortoise Notes theretofore canceled, redeemed or repurchased by the Issuer, or delivered to the Trustee for cancellation or with respect to which the Issuer has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Tortoise Notes and (ii) any Tortoise Notes represented by any certificate in lieu of which a new certificate has been executed and delivered by the Issuer. Notwithstanding the foregoing, (A) in connection with any Auction, any Tortoise Notes as to which the Issuer or any person known to the Auction Agent to be an Affiliate of the Issuer shall be the
Existing Holder thereof shall be disregarded and deemed not to be Outstanding;
and (B) for purposes of determining the Tortoise Notes Basic Maintenance Amount,
Tortoise Notes held by the Issuer shall be disregarded and not deemed
Outstanding but Tortoise Notes held by any Affiliate of the Issuer shall be deemed Outstanding.

                    "Paying Agent" means The Bank of New York Trust Company,
N.A. unless and until another entity appointed by a resolution of the Board of
Directors enters into an agreement with the Issuer to serve as paying agent, transfer agent, registrar, and redemption agent with respect to the Tortoise
Notes, which Paying Agent may be the same as the Trustee or the Auction Agent.

                    "Person" or "person" means and includes an individual, a
partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                    "Potential Beneficial Owner," with respect to the Tortoise
Notes, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Tortoise Notes but that wishes to purchase Tortoise Notes, or that is a
Beneficial Owner of Tortoise Notes that wishes to purchase additional Tortoise
Notes.

                    "Potential Holder," with respect to the Tortoise Notes,
shall mean a Broker-Dealer (or any such other person as may be permitted by the
Issuer) that is not an Existing Holder of Tortoise Notes or that is an Existing
Holder of Tortoise Notes that wishes to become the Existing Holder of additional
Tortoise Notes.

                  "Rate Period" means,  with respect to the Tortoise Notes,  the period  commencing  on the  Original  Issue Date  thereof and ending on the date specified  on the  Original  Issue  Date  thereof  and  thereafter,  the  period commencing  on the  day  following  each  Rate  Period  and  ending  on the  day established by the Issuer.

                    "Rating Agency" means each of Fitch (if Fitch is then rating
Tortoise Notes), Moody's (if Moody's is then rating Tortoise Notes) and any
Other Rating Agency.

                    "Rating Agency Guidelines" mean Fitch Guidelines (if Fitch is then rating Tortoise Notes), Moody's Guidelines (if Moody's is then rating
Tortoise Notes) and any Other Rating Agency Guidelines.

                    "Reference Rate" means, with respect to the determination of the Maximum Rate and Default Rate, the greater of (i) the applicable AA
Composite Commercial Paper Rate (for a Rate Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Rate Period of 184 days or more), or
(ii) the applicable LIBOR rate.

                    "Securities Act" means the Securities Act of 1933, as
amended from time to time.

                    "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Issuer that agrees to follow the procedures required to be followed by such securities depository in connection with the Tortoise Notes Series A.

                    "Sell Order" shall have the meaning specified in Appendix A hereto.

                    "Special Rate Period" means a Rate Period that is not a
Standard Rate Period.

                    "Specific Redemption Provisions" means, with respect to any
Special Rate Period of more than one year, either, or any combination of a period (a "Non-Call Period") determined by the Board of Directors after consultation with the Broker-Dealers, during which the Tortoise Notes subject to such Special Rate Period are not subject to redemption at the option of the
Issuer consisting of a number of whole years as determined by the Board of
Directors after consultation with the Broker-Dealers, during each year of which the Tortoise Notes subject to such Special Rate Period shall be redeemable at the Issuer's option and/or in connection with any mandatory redemption at a price equal to the principal amount plus accrued but unpaid interest plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.

                    "Standard Rate Period" means a Rate Period of 28 days.

                    "Stated Maturity" with respect to Tortoise Notes Series A
shall mean ________ __, 200_.

                    "Submission Deadline" means 1:00 p.m., Eastern Standard
time, on any Auction Date or such other time on any Auction Date by which
Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                    "Submitted Bid" shall have the meaning specified in Appendix
A hereto.

                    "Submitted Hold Order" shall have the meaning specified in
Appendix A hereto.

                    "Submitted Order" shall have the meaning specified in
Appendix A hereto.

                    "Submitted Sell Order" shall have the meaning specified in
Appendix A hereto.

                    "Sufficient Clearing Bids" shall have the meaning specified in Appendix A hereto.

                    "Tortoise Notes Basic Maintenance Amount" as of any
Valuation Date has the meaning set forth in the Rating Agency Guidelines.

                    "Tortoise Notes Series A" means the Series A Tortoise Notes or any other Notes hereinafter designated as Series A Tortoise Notes.

                    "Treasury Index Rate" means the average yield to maturity
for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Rate Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Rate Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                    "Trustee" means The Bank of New York Trust Company, N.A. or such other person who is named as a trustee pursuant to the terms of the
Indenture.

                    "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Issuer;
provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Tortoise Notes Series A initially are issued.

     Section 1.02 Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this supplemental indenture, as the case may be, unless specifically identified otherwise.

         Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations.  Words importing the singular number include the plural number and vice versa.  Additional  terms are  defined  in the  body of this  Supplemental  Indenture  and the  Appendices hereto.

         In the event that any term or provision  contained  herein with respect to the Tortoise  Notes shall conflict with or be  inconsistent  with any term or provision  contained  in  the  Indenture,  the  terms  and  provisions  of  this
Supplemental Indenture shall govern.

                                   ARTICLE II

               NOTE DETAILS, FORM OF NOTE, REDEMPTION OF NOTES AND
                            USE OF PROCEEDS OF NOTES

     Section 2.01 General Terms.

               (a)  Designation:

                    (i) Series A: A series of Notes having an aggregate
               principal amount of $_______, is designated "Series A Tortoise
               Notes" ("Tortoise Notes"). The principal amount of the Tortoise
               Notes Series A shall be due and payable at the Stated Maturity.
               The initial Rate Period for Tortoise Notes Series A shall be the period from and including the Original Issue Date thereof to and including ________ __, 200_. The Tortoise Notes Series A shall have an Applicable Rate for the initial Rate Period equal to
               ____% per annum and an initial Interest Payment Date of ________
               __, 200_. Thereafter, the Applicable Rate shall be determined in accordance with the Auction Procedures set forth in Appendix A hereto, until the Stated Maturity. The Tortoise Notes Series A shall have such other terms and conditions as are set forth herein. The Tortoise Notes Series A shall constitute a separate series of Notes of the Issuer.

                    (b) Subject to Section 2.03(i) hereof, the Board of
Directors of the Issuer may, in the future, without further consent of the holders of the Tortoise Notes or the holders of shares of beneficial interest of the Issuer, authorize an increase in the aggregate principal amount of
Outstanding Tortoise Notes or the issuance of additional series of Tortoise
Notes, with the same terms and conditions of the respective series herein described, except that the Applicable Rate for its initial Rate Period, its initial Interest Payment Date and any other changes in the terms herein set forth shall be as set forth in a supplemental indenture.

                    (c) The global securities representing Tortoise Notes, as
described in paragraph (d) below, shall be in substantially the form set forth in Appendix B hereto, with such appropriate insertions, notations, legends and other variations as are required or permitted by the Indenture or any supplemental indenture. The Tortoise Notes and the rights and duties of the
Issuer, the Trustee, any Paying Agent, the Holders thereof (and of the
Securities of any other series), shall be subject to and governed by the
Indenture (including as it has been amended and supplemented by this
Supplemental Indenture and as it may be hereafter amended or supplemented by any supplemental indenture thereto pursuant to the applicable provisions thereof)
insofar as the Indenture shall be applicable.

                    (d) Except as otherwise provided in this Section, the
Tortoise Notes in the form of one global note for each series shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each global note shall be registered in the name of Cede & Co., as the nominee of The Depository Trust
Company. The global notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: "Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the
Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository."

     Section 2.02 Interest.

                    (a) The Holders of Tortoise Notes will bear interest on
their Tortoise Notes at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2.02, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2.02. Interest on the
Outstanding Tortoise Notes of any series issued on the Original Issue Date shall accrue from the Original Issue Date.

                    (b) (i) Interest shall be payable, subject to subparagraph
(b)(ii) of this Section 2.02, on theTortoise Notes, with respect to any Rate
Period on the first Business Day following the last day of such Rate Period;
provided, however, if the Rate Period is greater than 30 days then on a monthly basis on the first Business Day of each month within such Rate Period, not including the initial Rate Period, and on the Business Day following the last day of such Rate Period.

               (ii) If a day for payment of interest resulting from the
          application of subparagraph (b)(i) above is not a Business Day, then the Interest Payment Date shall be the first Business Day following such day for payment of interest in the case of the Tortoise Notes designated as "Series A."

               (iii) The Issuer shall pay to the Paying Agent not later than
          3:00 p.m., New York City time, on the Business Day next preceding each
          Interest Payment Date for the Tortoise Notes, an aggregate amount of funds available on the next Business Day in the City of New York, New
          York, equal to the interest to be paid to all Holders of such Tortoise
          Notes on such Interest Payment Date. The Issuer shall not be required to establish any reserves for the payment of interest.

               (iv) All moneys paid to the Paying Agent for the payment of interest shall be held in trust for the payment of such interest by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2.02. Any moneys paid to the
          Paying Agent in accordance with the foregoing but not applied by the
          Paying Agent to the payment of interest, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the
          Issuer at the end of 90 days from the date on which such moneys were to have been so applied.

               (v) Each interest payment on the Tortoise Notes shall be paid on the Interest Payment Date therefor to the Holders of such notes as their names appear on the security ledger or security records of the
          Issuer on the Business Day next preceding such Interest Payment Date.
          Interest in arrears for any past Rate Period may be paid at any time, without reference to any regular Interest Payment Date, to the Holders as their names appear on the books or records of the Issuer on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any Interest Payment or payments which may be in arrears.

                    (c) (i) The interest rate on Outstanding Tortoise Notes
during the period from and after the Original Issue Date to and including the last day of the initial Rate Period therefor shall be equal to the rate per annum set forth under Section 2.01(a) above. For each subsequent Rate Period with respect to the Tortoise Notes Outstanding thereafter, the interest rate shall be equal to the rate per annum that results from an Auction; provided, however, that if an Auction for any subsequent Rate Period of the Tortoise Notes is not held for any reason or if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all Tortoise Notes being the subject of
Submitted Hold Orders), then the interest rate on a the Tortoise Notes for any such Rate Period shall be the Maximum Rate (except during a Default Period (as defined below) when the interest rate shall be the Default Rate, as set forth in
Section 2.02(c)(ii) below). The All Hold Rate will apply automatically following an Auction in which all of the Outstanding Tortoise Notes are subject (or are deemed to be subject) to Hold Orders. The rate per annum at which interest is payable on Tortoise Notes as determined pursuant to this Section 2(c)(i) shall be the "Applicable Rate."

               (ii) Subject to the cure provisions below, a "Default Period"
          with respect to a particular Series will commence on any date the
          Issuer fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any redemption price (the "Redemption Price") payable on the date fixed for redemption (the "Redemption Date") (a "Redemption
          Default," which shall constitute an Event of Default pursuant to
          Section 5.1(7) of the Original Indenture) or (B) the full amount of any accrued interest on that Series payable on the Interest Payment
          Date (an "Interest Default" and together

                                       10

          with a Redemption Default, hereinafter referred to as "Default").
          Subject to the cure provisions of Section 2(c)(iii) below, a Default
          Period with respect to an Interest Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid interest and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying
          Agent. In the case of an Interest Default, the Applicable Rate for each Rate Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Rate Period commencing after the beginning of a Default Period shall be a Standard Rate Period;
          provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Rate Period. No Auction shall be held during a Default Period with respect to an Interest
          Default applicable to the Tortoise Notes.

               (iii) No Default Period with respect to an Interest Default or
          Redemption Default shall be deemed to commence if the amount of any interest or any Redemption Price due (if such default is not solely due to the willful failure of the Issuer) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York
          City time within three Business Days after the applicable Interest
          Payment Date or Redemption Date, together with an amount equal to the
          Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. The
          Default Rate shall be equal to the Reference Rate multiplied by three
          (3).

               (iv) The amount of interest per Tortoise Note payable on each
          Interest Payment Date of each Rate Period of less than one (1) year
          (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Rate Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Rate Period (or portion thereof) that such
          Tortoise Notes were outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be
          360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Rate Period of one
          (1) year or more, the amount of interest per Tortoise Note payable on any Interest Payment Date (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed as described in the preceding sentence.

               (d) Any Interest Payment made on Tortoise Notes shall first be credited against the earliest accrued but unpaid interest due with respect to such Series.

     Section 2.03 Redemption.

                    (a) (i) After the initial Rate Period, subject to the
provisions of this Section 2.03 and to the extent permitted under the Investment
Company Act, the Issuer may, at its option, redeem in whole or in part out of funds legally available therefor Tortoise Notes herein designated as (A) having a Rate Period of one year or less, on the Business Day after the last day of such Rate Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at a redemption price equal to the aggregate principal amount, plus an amount equal to accrued but unpaid interest thereon (whether or not earned) to the date fixed for redemption ("Redemption Price"), or (B) having a Rate Period of more than one year, on any Business Day prior to the end of the relevant Rate Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific
Redemption Provisions at the time of the designation of such Rate Period as set forth in Section 2.04 hereof; provided, however, that during a Rate Period of more than one year no Tortoise Notes will be subject to optional redemption except in accordance with any Specific Redemption

                                       11

Provisions approved by the Board of Directors after consultation with the
Broker-Dealers at the time of the designation of such Rate Period.
Notwithstanding the foregoing, the Issuer shall not give a notice of or effect any redemption pursuant to this Section 2.03(a)(i) unless, on the date on which the Issuer intends to give such notice and on the date of redemption (a) the
Issuer has available certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of Tortoise Notes by reason of the redemption of such Tortoise Notes on such date fixed for the redemption and (b) the Issuer would have Eligible Assets with an aggregate Discounted Value at least equal the Tortoise Notes Basic
Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph
(d) of this Section 2.03 shall be applicable in such circumstances in the event the Issuer makes the deposit and takes the other action required thereby.

          (ii) If the Issuer fails to maintain, as of any Valuation Date,
     Eligible Assets with an aggregate Discounted Value at least equal to the
     Tortoise Notes Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act Tortoise Notes Asset Coverage, and such failure is not cured within ten Business Days following such Valuation Date in the case of a failure to maintain the Tortoise Notes Basic Maintenance Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act Tortoise Notes Asset Coverage as of such last
     Business Day (each an "Asset Coverage Cure Date"), the Tortoise Notes will be subject to mandatory redemption out of funds legally available therefor.
     The aggregate principal amount of Tortoise Notes to be redeemed in such circumstances will be equal to the lesser of (A) the minimum principal amount of Tortoise Notes the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset
     Coverage Cure Date, would result in the Issuer having Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic
     Maintenance Amount, or sufficient to satisfy 1940 Act Tortoise Notes Asset
     Coverage, as the case may be, in either case as of the relevant Asset
     Coverage Cure Date (provided that, if there is no such minimum principal amount of Tortoise Notes the redemption of which would have such result, all Tortoise Notes then Outstanding will be redeemed), and (B) the maximum principal amount of Tortoise Notes that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the
     Mandatory Redemption Price set forth in subparagraph (a)(iii) of this
     Section 2.03.

          (iii) In determining the Tortoise Notes required to be redeemed in accordance with the foregoing Section 2.03(a)(ii), the Issuer shall allocate the aggregate principal amount of Tortoise Notes required to be redeemed to satisfy the Tortoise Notes Basic Maintenance Amount or the 1940
     Act Tortoise Notes Asset Coverage, as the case may be, pro rata among the
     Holders of Tortoise Notes in proportion to the aggregate principal amount of Tortoise Notes they hold, by lot or by such other method as the Issuer shall deem equitable, subject to the further provisions of this subparagraph (iii). The Issuer shall effect any required mandatory redemption pursuant to subparagraph (a)(ii) of this Section 2.03 no later than 40 days after the Asset Coverage Cure Date (the "Mandatory Redemption
     Date"), except that if the Issuer does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the aggregate principal amount of Tortoise Notes which would be required to be redeemed by the Issuer under clause (A) of subparagraph (a)(ii) of this
     Section 2.03 if sufficient funds were available, or the Issuer otherwise is unable to effect such redemption on or prior to such Mandatory Redemption
     Date, the Issuer shall redeem those Tortoise Notes, and other Notes, on the earliest practicable date on which the Issuer will have such funds available, upon notice pursuant to Section 2.03(b) to record owners of the
     Tortoise Notes to be redeemed and the Paying Agent. The Issuer will deposit with the Paying Agent funds sufficient to redeem the specified aggregate principal amount of Tortoise Notes with respect to a redemption required under subparagraph (a)(ii) of this

                                       12

     Section 2.03, by 1:00 p.m., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding Tortoise Notes are to be redeemed pursuant to this Section
     2.03(a)(iii), the aggregate principal amount of Tortoise Notes to be redeemed shall be redeemed pro rata from the Holders of such Tortoise Notes in proportion to the aggregate principal amount of such Tortoise Notes held by such Holders, by lot or by such other method as the Issuer shall deem fair and equitable, subject, however, to the terms of any applicable
     Specific Redemption Provisions. "Mandatory Redemption Price" means the
     Redemption Price plus (in the case of a Rate Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable
     Specific Redemption Provisions.

                    (b) In the event of a redemption pursuant to Section
2.03(a), the Issuer will file a notice of its intention to redeem with the
Commission so as to provide at least the minimum notice required under Rule
23c-2 under the Investment Company Act or any successor provision. In addition, the Issuer shall deliver a notice of redemption to the Auction Agent and the
Trustee (the "Notice of Redemption") containing the information set forth below
(i) in the case of an optional redemption pursuant to subparagraph (a)(i) above, at least three Business Days prior to the giving of notice to the Holders and
(ii) in the case of a mandatory redemption pursuant to subparagraph (a)(ii)
above, on or prior to the 30th day preceding the Mandatory Redemption Date. The
Trustee will use its reasonable efforts to provide notice to each Holder of
Tortoise Notes called for redemption by electronic or other reasonable means not later than the close of business on the Business Day immediately following the day on which the Trustee determines the Tortoise Notes to be redeemed (or, during a Default Period with respect to such Tortoise Notes, not later than the close of business on the Business Day immediately following the day on which the
Trustee receives Notice of Redemption from the Issuer). The Trustee shall confirm such notice in writing not later than the close of business on the third
Business Day preceding the date fixed for redemption by providing the Notice of
Redemption to each Holder of Tortoise Notes called for redemption, the Paying
Agent (if different from the Trustee) and the Securities Depository. Notice of
Redemption will be addressed to the registered owners of Tortoise Notes at their addresses appearing on the books or records of the Issuer. Such Notice of
Redemption will set forth (i) the date fixed for redemption, (ii) the principal amount and identity of Tortoise Notes to be redeemed, (iii) the redemption price
(specifying the amount of accrued interest to be included therein and any redemption premium, if any), (iv) that interest on the Tortoise Notes to be redeemed will cease to accrue on such date fixed for redemption, (v) applicable cusip number(s) and (vi) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all Tortoise Notes held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the principal amount of Tortoise Notes to be redeemed from such Holder.

                    (c) Notwithstanding the provisions of paragraph (a) of this
Section 2.03, no Tortoise Notes may be redeemed unless all interest on the
Outstanding Tortoise Notes and all Notes of the Issuer ranking on a parity with the Tortoise Notes, have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding Tortoise Notes pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding Tortoise Notes.

                    (d) Upon the deposit of funds sufficient to redeem any
Tortoise Notes with the Paying Agent and the giving of the Notice of Redemption to the Trustee under paragraph (b) of this Section 2.03, interest on such
Tortoise Notes shall cease to accrue and such Tortoise Notes shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Issuer has maintained the requisite Tortoise
Notes Basic Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage),
and all rights of the Holder of the Tortoise Notes so called for

                                       13

redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Issuer shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Tortoise Notes called for redemption on such date and (ii) such other amounts, if any, to which Holders of the Tortoise Notes called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Issuer, after which time the Holders of Tortoise Notes so called for redemption may look only to the Issuer for payment of the redemption price and all other amounts, if any, to which they may be entitled. The Issuer shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

                    (e) To the extent that any redemption for which Notice of
Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem Tortoise
Notes shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Issuer shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any Tortoise Notes for which such Notice of Redemption has been given. Notwithstanding the fact that the Issuer may not have redeemed any
Tortoise Notes for which a Notice of Redemption has been given, interest may be paid on a the Tortoise Notes and shall include those Tortoise Notes for which
Notice of Redemption has been given but for which deposit of funds has not been made.

                    (f) All moneys paid to the Paying Agent for payment of the redemption price of any Tortoise Notes called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of Tortoise Notes to be redeemed.

                    (g) So long as any Tortoise Notes are held of record by the nominee of the Securities Depository, the redemption price for such Tortoise
Notes will be paid on the date fixed for redemption to the nominee of the
Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

                    (h) Except for the provisions described above, nothing
contained herein limits any right of the Issuer to purchase or otherwise acquire any Tortoise Notes outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of interest on, or the mandatory or optional redemption price with respect to, the Tortoise Notes for which Notice of Redemption has been given and the Issuer is in compliance with the 1940 Act Tortoise Notes Asset
Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. If fewer than all the Outstanding
Tortoise Notes are redeemed or otherwise acquired by the Issuer, the Issuer shall give notice of such transaction to the Trustee, in accordance with the procedures agreed upon by the Board of Directors.

                    (i) The Board of Directors may, without further consent of the holders of the Tortoise Notes or the holders of shares of capital stock of the Issuer, authorize, create or issue any class or series of Notes, including other series of Tortoise Notes, ranking prior to or on a parity with the
Tortoise Notes to the extent permitted by the Investment Company Act, if, upon issuance, either (A) the net proceeds from the sale of such Notes (or such portion thereof needed to redeem or repurchase the Outstanding Tortoise Notes)
are deposited with the Trustee in accordance with Section 2.03(d), Notice of
Redemption as contemplated by Section 2.03(b) has been delivered prior thereto or is sent promptly

                                       14

thereafter, and such proceeds are used to redeem all Outstanding Tortoise Notes or (B) the Issuer would meet the 1940 Act Tortoise Notes Asset Coverage, the
Tortoise Notes Basic Maintenance Amount and the requirements of Section 2.08 hereof.

                    (j) If any Tortoise Notes are to be redeemed and such
Tortoise Notes are held by the Securities Depository, the Issuer shall include in the notice of redemption delivered to the Securities Depository: (i) under an item entitled "Publication Date for Securities Depository Purposes", the
Interest Payment Date prior to the Redemption Date, and (ii) an instruction to the Securities Depository to (x) determine on such Publication Date after the
Auction held on the immediately preceding Auction Date has settled, the
Depository participants whose Securities Depository positions will be redeemed and the principal amount of such Tortoise Notes to be redeemed from each such position (the "Securities Depository Redemption Information"), and (y) notify the Auction Agent immediately after such determination of (A) the positions of the Depository Participants in such Tortoise Notes immediately prior to such
Auction settlement, (B) the positions of the Depository Participants in such
Tortoise Notes immediately following such Auction settlement and (C) the
Securities Depository Redemption Information. "Publication Date" shall mean three Business Days after the Auction Date next preceding such Redemption Date.

     Section 2.04 Designation of Rate Period.

                    (a) The initial Rate Period for the Tortoise Notes is as set forth under "Designation" in Section 2.01(a) above. The Issuer will designate the duration of subsequent Rate Periods of the Tortoise Notes; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein,
(ii) any failure to pay in a timely manner to the Trustee the full amount of any interest on, or the redemption price of, Tortoise Notes shall have been cured as provided above, (iii) Sufficient Clearing Bids shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed
Special Rate Period, (iv) if the Issuer shall have mailed a Notice of Redemption with respect to any Tortoise Notes, the redemption price with respect to such
Tortoise Notes shall have been deposited with the Paying Agent, and (v) in the case of the designation of a Special Rate Period, the Issuer has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the
Tortoise Notes Basic Maintenance Amount, and the Issuer has consulted with the
Broker-Dealers and has provided notice of such designation and otherwise complied with the Rating Agency Guidelines.

                    (b) If the Issuer proposes to designate any Special Rate
Period, not fewer than 7 (or two Business Days in the event the duration of the
Rate Period prior to such Special Rate Period is fewer than 8 days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Issuer by telephonic or other means to the Trustee and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Issuer proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof and (B) that the Issuer will by 3:00 p.m., New
York City time, on the second Business Day next preceding the first day of such
Special Rate Period, notify the Auction Agent and the Trustee, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.

                                       15

         No later than 3:00 p.m., New York City time, on the second Business Day next  preceding  the first day of any proposed  Special Rate Period,  the Issuer shall deliver to the Auction Agent and Trustee, who will promptly deliver to the
Broker-Dealers and Existing Holders, either:

          (i) a notice stating (A) that the Issuer has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption
     Provisions; or

          (ii) a notice stating that the Issuer has determined not to exercise its option to designate a Special Rate Period.

If  the  Issuer  fails  to  deliver  either  such  notice  with  respect  to any designation  of any  proposed  Special  Rate Period to the  Auction  Agent or is unable to make the confirmation  provided in clause (v) of Paragraph (a) of this
Section 2.04 by 3:00 p.m.,  New York City time, on the second  Business Day next preceding the first day of such proposed  Special Rate Period,  the Issuer shall be deemed to have  delivered a notice to the Auction  Agent with respect to such
Rate Period to the effect set forth in clause (ii) above, thereby resulting in a
Standard Rate Period.

     Section 2.05 Restrictions on Transfer. Tortoise Notes may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a
Broker-Dealer or (c) to the Issuer or any Affiliate. Notwithstanding the
foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose Tortoise Notes are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of
such Broker-Dealer, in the case of a transfer between persons holding Tortoise
Notes through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the Tortoise Notes issued to the
Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer
Agent and/or Registrar.

     Section 2.06 1940 Act Tortoise Notes Asset Coverage. The Issuer shall maintain, as of the last Business Day of each month in which any Tortoise Notes are Outstanding, asset coverage with respect to the Tortoise Notes which is equal to or greater than the 1940 Act Tortoise Notes Asset Coverage; provided, however, that Section 2.03(a)(ii) shall be the sole remedy in the event the
Issuer fails to do so.

     Section 2.07 Tortoise Notes Basic Maintenance Amount. So long as the
Tortoise Notes are Outstanding and any Rating Agency is then rating the Tortoise
Notes, the Issuer shall maintain, as of each Valuation Date, Eligible Assets having an aggregate Discounted Value equal to or greater than the Tortoise Notes
Basic Maintenance Amount; provided, however, that Section 2.03(a)(ii) shall be the sole remedy in the event the Issuer fails to do so.

     Section 2.08 Certain Other Restrictions.

                    (a) For so long as any Tortoise Notes are Outstanding and
any Rating Agency is then rating the Tortoise Notes, the Issuer will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to the Tortoise Notes.

                    (b) For so long as any Tortoise Notes are Outstanding, the
Issuer will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of
                                       16

capital stock of the Issuer) upon any class of shares of capital stock of the
Issuer, unless, in every such case, immediately after such transaction, the 1940
Act Tortoise Notes Asset Coverage would be achieved after deducting the amount of such dividend, distribution, or purchase price, as the case may be; provided, however, that dividends may be declared upon any preferred shares of capital stock of the Issuer if the Tortoise Notes and any other senior securities representing indebtedness of the Issuer have an asset coverage of at least 200%
at the time of declaration thereof, after deducting the amount of such dividend.

                    (c) A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the
Issuer is prohibited (i) at any time that an Event of Default under the
Indenture has occurred and is continuing, (ii) if after giving effect to such declaration, the Issuer would not have Eligible Assets with an aggregate
Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage, or (iii) the Issuer has not
redeemed the full amount of Tortoise Notes required to be redeemed by any provisions for mandatory redemption contained herein.

     Section 2.09 Compliance Procedures for Asset Maintenance Tests. For so long as any Tortoise Notes are Outstanding and any Rating Agency is then rating such
Tortoise Notes:

                    (a) As of each Valuation Date, the Issuer shall determine in accordance with the procedures specified herein (i) the Market Value of each
Eligible Asset owned by the Issuer on that date, (ii) the Discounted Value of each such Eligible Asset using the Discount Factors, (iii) whether the Tortoise
Notes Basic Maintenance Amount is met as of that date, (iv) the value of the total assets of the Issuer, less all liabilities, and (v) whether the 1940 Act
Tortoise Notes Asset Coverage is met as of that date.

                    (b) Upon any failure to maintain the required Tortoise Notes
Basic Maintenance Amount or 1940 Act Tortoise Notes Asset Coverage on any
Valuation Date, the Issuer may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing
Tortoise Notes outside of an Auction or in the event of a failure to file a
Rating Agency Certificate (as defined below) on a timely basis, submitting the requisite Rating Agency Certificate) to re-attain (or certify in the case of a failure to file on a timely basis, as the case may be) the required Tortoise
Notes Basic Maintenance Amount or 1940 Act Tortoise Notes Asset Coverage on or
prior to the Asset Coverage Cure Date.

                    (c) Compliance with the Tortoise Notes Basic Maintenance
Amount and 1940 Act Tortoise Notes Asset Coverage tests shall be determined with reference to those Tortoise Notes which are deemed to be Outstanding hereunder.

                    (d) The Issuer shall deliver to each Rating Agency which is then rating Tortoise Notes and any other party specified in the Rating Agency
Guidelines all certificates that are set forth in the respective Rating Agency
Guidelines regarding 1940 Act Tortoise Notes Asset Coverage, Tortoise Notes
Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency
Guidelines (each, a "Rating Agency Certificate").

                    (e) In the event that any Rating Agency Certificate is not delivered within the time periods set forth in the Rating Agency Guidelines, the
Issuer shall be deemed to have failed to maintain the Tortoise Notes Basic
Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 2.09(b). In the event that any Rating Agency Certificate with respect to an applicable Asset Coverage
Cure Date is not delivered within the time periods set forth in the Rating
Agency Guidelines, the Issuer shall be deemed to have failed to have Eligible
Assets with an aggregate Discounted Value at least equal to the Tortoise Notes
Basic
                                       17

Maintenance Amount or to meet the 1940 Tortoise Notes Asset Coverage, as the case may be, as of the related Valuation Date, and such failure shall be deemed not to have been cured as of such Asset Coverage Cure Date for purposes of the mandatory redemption provisions.

     Section 2.10 Delivery of Notes. Upon the execution and delivery of this
Supplemental Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Tortoise Notes and deliver them to The
Depository Trust Company and as hereinafter in this Section provided.

     Prior to the delivery by the Trustee of any of the Tortoise Notes, there shall have been filed with or delivered to the Trustee the following:

                    (a) A resolution duly adopted by the Issuer, certified by
the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Tortoise Notes.

                    (b) Duly executed copies of this Supplemental Indenture and a copy of the Indenture.

                    (c) Rating letters from each Rating Agency rating the
Tortoise Notes.

                    (d) An Opinion of Counsel and an Officers' Certificate
pursuant to Sections 3.3 and 9.3 of the Original Indenture.

     Section 2.11 Trustee's Authentication Certificate. The Trustee's
authentication certificate upon the Tortoise Notes shall be substantially in the forms provided in Appendix C hereto. No Tortoise Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any
Tortoise Note shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered hereunder. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Tortoise Notes issued hereunder.

                                  ARTICLE III

                               GENERAL PROVISIONS

     Section 3.01 Trustee as Paying Agent. The Trustee shall serve as Paying
Agent, Transfer Agent and Registrar unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Issuer to serve as Paying Agent, Transfer Agent and Registrar.

     Section 3.02 The Issuer to Provide Funds for Interest and Redemptions. Not
later than 3:00 p.m. on the Business Day preceding each Interest Payment Date, the Issuer shall deposit with the Paying Agent an aggregate amount of federal funds or similar same-day funds equal to the declared interest to be paid to
Holders on such Interest Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such interest on such Interest Payment Date.

     If the Issuer shall give a Notice of Redemption, then by 11:00 AM on the date fixed for redemption, the Issuer shall deposit in trust with the Paying
Agent an aggregate amount of federal funds or similar same-day funds sufficient to redeem such Tortoise Notes called for redemption and shall give the Paying
Agent irrevocable instructions and authority to pay the redemption price to the
Holders of Tortoise Notes called for redemption upon surrender of the certificate or certificates therefor.

                                       18

     Section 3.03 Disbursing Interest and Redemption Price. After receipt of the federal funds or similar same-day funds and instructions from the Issuer, the
Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i)
on each corresponding Interest Payment Date, interest on the Tortoise Notes, and
(ii) on any date fixed for redemption, the redemption price of any Tortoise
Notes called for redemption. The amount of interest for any Rate Period to be paid by the Paying Agent to Holders will be determined by the Issuer as set forth in this Supplemental Indenture. The redemption price to be paid by the
Paying Agent to the Holders of any Tortoise Notes called for redemption will be determined as set forth in this Supplemental Indenture. The Paying Agent shall have no duty to determine the redemption price and may rely conclusively on the amount thereof set forth in the Notice of Redemption.

     Section 3.04 Original Issue of Tortoise Note Authentication Certificates.
On the Original Issue Date for any Tortoise Note, one certificate for Tortoise
Notes shall be issued by the Issuer and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

     Section 3.05 Registration of Transfer or Exchange of Tortoise Notes. The
Tortoise Notes shall be registered solely in the name of the Securities
Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Issuer shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then, upon such resignation of the Securities Depository, the
Tortoise Notes, at the Issuer's request and expense, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be endorsed properly for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b)
such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c)
satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If there is no Securities
Depository, at the Issuer's option and upon its receipt of such documents as it deems appropriate, any Tortoise Notes may be registered in the note register in the name of the Beneficial Owner thereof, and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates thereof upon transfer or exchange thereof at the Issuer's expense.

     Section 3.06 Removal of Legend. Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Tortoise
Notes shall be accompanied by an opinion of counsel stating that such legend may be removed and such Tortoise Notes may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from an officer of the Issuer authorizing the Paying Agent to remove the legend on the basis of said opinion.

     Section 3.07 Lost, Stolen or Destroyed Tortoise Note Authentication
Certificates. The Paying Agent shall, at the Holder's expense, issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Issuer and by the Paying Agent, subject at all times to provisions of law, this Supplemental Indenture governing such matters and resolutions adopted by the Issuer with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Issuer to the
Paying Agent to issue a replacement or new certificate pursuant to this section shall be deemed to be a representation and warranty by the Issuer to the Paying
Agent that such issuance will comply with provisions of applicable law and this
Supplemental Indenture and resolutions of the Issuer.

                                       19

     Section 3.08 Disposition of Canceled Certificates; Record Retention. The
Paying Agent shall retain certificates which have been canceled and any accompanying documentation thereto in accordance with applicable rules and regulations of the Commission for at least six calendar years from the date of such cancellation. The Paying Agent, upon written request by the Issuer, shall afford to the Issuer, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Issuer's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this six-year period, the Paying Agent, upon written request by the Issuer, shall deliver to the Issuer the canceled certificates and any accompanying documentation. In the event that the Commission requests that any or all such records be furnished to it, the Paying Agent shall provide the
Issuer with prompt written notice of such request so that the Issuer may appeal such request and the Paying Agent shall cooperate with the Issuer in any such appeal. In the event that such appeal is unsuccessful, the Paying Agent shall be permitted to furnish to the Commission, either at its principal office or at any regional office, complete, correct and current hard copies of any and all records that were requested by the Commission provided that the Paying Agent shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such records. Thereafter, such records shall not be destroyed by the Issuer without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

     Section 3.09 Register. The Paying Agent shall maintain the register, which shall contain a list of the Holders, the number of Tortoise Notes held by each
Holder and the address of each Holder. The Paying Agent shall record in the register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the register or any other books of the Issuer in the possession of the Paying Agent, the Paying Agent will notify the Issuer and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the register or other records to any person in case it is (a) ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b)
advised by its counsel that its failure to do so would be unlawful.

     Section 3.10 Return of Funds. Any funds paid to the Paying Agent for the paying of interest but not applied to the payment of interest, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Issuer at the end of 90 days from the date on which such moneys were to have been so applied. Upon written request, the Issuer shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the Tortoise Notes called for redemption on such date and (ii) such other amounts, if any, to which Holders of Tortoise Notes called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Issuer upon its written request whereupon the Issuer shall assume all responsibility and liability for compliance with any abandoned or unclaimed property law or regulation. Funds, while deposited with the Auction Agent, will be held in trust for the payment of the applicable interest, redemption price or, as may be applicable under this Supplemental Indenture, other charges.

     Section 3.11 Date of Execution. This Supplemental Indenture for convenience and for the purpose of reference is dated as of ________ __, 200_.

     Section 3.12 Laws Governing. It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of the
State of New York. The parties agree that all actions and proceedings arising out of this Indenture or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right

                                       20

to trial by jury in any action, proceeding or counterclaim arising out of this
Indenture or the transactions contemplated hereby.

     Section 3.13 Severability. Of any covenant, agreement, waiver, or part thereof in this Supplemental Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Supplemental
Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.

     Section 3.14 Exhibits. The terms of the Exhibits attached to this
Supplemental Indenture are incorporated herein in all particulars.

                                   ARTICLE IV

                           APPLICABILITY OF INDENTURE

         The  provisions  of the  Indenture  are hereby  ratified,  approved and confirmed, except as otherwise expressly modified by this Supplemental
Indenture.  The  representations,  warranties  and  covenants  contained  in the
Indenture  (except as expressly  modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

                                       21

     IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its corporate name and behalf by the Secretary, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this
Supplemental Indenture to be executed in its corporate name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing. The Issuer's Articles of Incorporation are on file with the Secretary of State of the State of Maryland, and said officers of the Issuer have executed this Supplemental Indenture as officers and not individually, and the obligations and rights set forth in this Supplemental
Indenture are not binding upon any such officers, or the Board of Directors or stockholders of the Issuer, individually, but are binding only upon the assets and property of the Issuer.

                                     TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                     ----------------------------------------

                                      Name:
                                     Title:

                                     THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                                     ----------------------------------------

                                      Name:
                                     Title:

                                       22

                                   APPENDIX A

                               AUCTION PROCEDURES

         1. Orders.

         (a)  Prior  to the  Submission  Deadline  on the  Auction  Date for the
Tortoise Notes:

                    (i) each Beneficial Owner of Tortoise Notes may submit to
its Broker-Dealer information as to:

                         (A) the principal amount of Outstanding Tortoise Notes,
                    if any, held by such Beneficial Owner which such Beneficial
                    Owner desires to continue to hold without regard to the
                    Applicable Rate for the Tortoise Notes for the next
                    succeeding Rate Period;

                         (B) the principal amount of Outstanding Tortoise Notes,
                    if any, held by such Beneficial Owner which such Beneficial
                    Owner offers to sell if the Applicable Rate for the Tortoise
                    Notes for the next succeeding Rate Period of the Tortoise
                    Notes shall be less than the rate per annum specified by
                    such Beneficial Owner; and/or

                         (C) the principal amount of Outstanding Tortoise Notes,
                    if any, held by such Beneficial Owner which such Beneficial
                    Owner offers to sell without regard to the Applicable Rate for Tortoise Notes for the next succeeding Rate Period of
                    the Tortoise Notes;

                    and

                    (ii) one or more Broker-Dealers, using lists of Potential
Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential
Beneficial Owners (by telephone or otherwise), including Persons that are not
Beneficial Owners, on such lists to determine the principal amount of Tortoise
Notes, if any, which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for Tortoise Notes for the next succeeding Rate Period of the Tortoise Notes shall not be less than the rate per annum specified by such
Potential Beneficial Owner.

     For the purposes hereof, the communication by a Beneficial Owner or
Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the
Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or
(ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial
Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an
Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order"
and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

     (b) (i) A Bid by a Beneficial Owner or an Existing Holder of Tortoise Notes
subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                                      A-1

                         (A) the principal amount of Outstanding Tortoise Notes
                    specified in such Bid if the Applicable Rate for Tortoise
                    Notes determined on such Auction Date shall be less than the rate specified therein;

                         (B) such principal amount or a lesser principal amount
                    of Outstanding Tortoise Notes to be determined as set forth in clause (iv) of paragraph (a) of Section 4 of this
                    Appendix A if the Applicable Rate for Tortoise Notes
                    determined on such Auction Date shall be equal to the rate specified therein; or

                         (C) the principal amount of Outstanding Tortoise Notes
                    specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for Tortoise Notes, or such
                    principal amount or a lesser principal amount of Outstanding
                    Tortoise Notes to be determined as set forth in clause (iii)
                    of paragraph (b) of Section 4 of this Appendix A if the rate specified therein shall be higher than the Maximum Rate for
                    Tortoise Notes and Sufficient Clearing Bids for Tortoise
                    Notes do not exist.

                    (ii) A Sell Order by a Beneficial Owner or an Existing
Holder of Tortoise Notes subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                         (A) the principal amount of Outstanding Tortoise Notes
                    specified in such Sell Order; or

                         (B) such principal amount or a lesser principal amount
                    of Outstanding Tortoise Notes as set forth in clause (iii)
                    of paragraph (b) of Section 4 of this Appendix A if
                    Sufficient Clearing Bids for Tortoise Notes do not exist;

provided, however, that a Broker-Dealer that is an Existing Holder with respect to the Tortoise Notes shall not be liable to any Person for failing to sell such
Tortoise Notes pursuant to a Sell Order described in the proviso to paragraph
(c) of Section 2 of this Appendix A if (1) such Tortoise Notes were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the
Issuer) with the provisions of the Indenture or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such Tortoise Notes.

                    (iii) A Bid by a Potential Beneficial Owner or a Potential
Beneficial Owner of Tortoise Notes subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                         (A) the principal amount of Outstanding Tortoise Notes
                    specified in such Bid if the Applicable Rate for Tortoise
                    Notes determined on such Auction Date shall be higher than the rate specified therein; or

                         (B) such principal amount or a lesser principal amount
                    of Outstanding Tortoise Notes as set forth in clause (v) of paragraph (a) of Section 4 of this Appendix A if the
                    Applicable Rate for Tortoise Notes determined on such
                    Auction Date shall be equal to the rate specified therein.

     2. Submission of Orders by Broker-Dealers to Auction Agent.

     (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Tortoise Notes subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Issuer) as an Existing
Holder in respect of the Tortoise Notes subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of the
Tortoise Notes subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each such Order:

                                      A-2

                    (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Issuer);

                    (ii) the aggregate principal amount of Tortoise Notes that are the subject of such Order;

                  (iii) to the extent that such Bidder is an Existing  Holder of
Tortoise Notes:

                         (A) the principal amount of Tortoise Notes, if any,
                    subject to any Hold Order of such Existing Holder;

                         (B) the principal amount of Tortoise Notes, if any,
                    subject to any Bid of such Existing Holder and the rate
                    specified in such Bid; and

                         (C) the principal amount of Tortoise Notes, if any,
                    subject to any Sell Order of such Existing Holder; and

                    (iv) to the extent such Bidder is a Potential Holder of
Tortoise Notes, the rate and principal amount of Tortoise Notes specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

     (c) If an Order or Orders covering all of the Outstanding Tortoise Notes held by any Existing Holder is not submitted to the Auction Agent prior to the
Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the principal amount of Outstanding Tortoise Notes held by such Existing Holder and not subject to
Orders submitted to the Auction Agent; provided, however, that if an Order or
Orders covering all of the Outstanding Tortoise Notes held by any Existing
Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate
Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the principal amount of outstanding Tortoise Notes held by such Existing Holder and not subject to
Orders submitted to the Auction Agent.

     (d) If one or more Orders of an Existing Holder is submitted to the Auction
Agent covering in the aggregate more than the principal amount of Outstanding
Tortoise Notes subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                    (i) all Hold Orders for Tortoise Notes shall be considered valid, but only up to and including in the aggregate principal amount of
Outstanding Tortoise Notes held by such Existing Holder, and if the aggregate principal amount of Tortoise Notes subject to such Hold Orders exceeds the aggregate principal amount of Outstanding Tortoise Notes held by such Existing
Holder, the principal amount of Tortoise Notes subject to each such Hold Order shall be reduced pro rata to cover the principal amount of Outstanding Tortoise
Notes held by such Existing Holder;

                    (ii) (A) any Bid for Tortoise Notes shall be considered
valid up to and including the excess of the principal amount of Outstanding
Tortoise Notes subject to any Hold Orders referred to in clause (i) above;

                         (B) subject to subclause (A), if more than one Bid of
                    an Existing Holder for Tortoise Notes is submitted to the
                    Auction Agent with the same rate and the aggregate principal

                                      A-3

                    amount of Outstanding Tortoise Notes subject to such Bids is greater than such excess, such Bids shall be considered
                    valid up to and including the amount of such excess, and the principal amount of Tortoise Notes subject to each Bid with the same rate shall be reduced pro rata to cover the
                    principal amount of Tortoise Notes equal to such excess;

                         (C) subject to subclauses (A) and (B), if more than one
                    Bid of an Existing Holder for Tortoise Notes is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                         (D) in any such event, the principal amount, if any, of
                    such Outstanding Tortoise Notes subject to any portion of
                    Bids considered not valid in whole or in part under this
                    clause (ii) shall be treated as the subject of a Bid for
                    Tortoise Notes by or on behalf of a Potential Holder at the rate therein specified; and

                    (iii) all Sell Orders for Tortoise Notes shall be considered valid up to and including the excess of the principal amount of Outstanding
Tortoise Notes held by such Existing Holder over the aggregate principal amount of Tortoise Notes subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

     (e) If more than one Bid for one or more Tortoise Note is submitted to the
Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

     (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial
Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

     3. Determination of Sufficient Clearing Bids, Winning Bid Rate and
Applicable Rate.

     (a) Not earlier than the Submission Deadline on each Auction Date for the
Tortoise Notes, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of the Tortoise Notes
(each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted
Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order"
and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell
Orders," as the case may be, or as "Submitted Orders") and shall determine for such notes:

                    (i) the excess of the aggregate principal amount of
Outstanding Tortoise Notes over the principal amount of Outstanding Tortoise
Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Tortoise Notes");

                    (ii) from the Submitted Orders for Tortoise Notes whether:

                         (A) the aggregate principal amount of Outstanding
                    Tortoise Notes subject to Submitted Bids of Potential
                    Holders specifying one or more rates between the Minimum
                    Rate (for Standard Rate Periods or less, only) and the
                    Maximum Rate (for all Rate Periods) for Tortoise Notes;

                    exceeds or is equal to the sum of:

                                      A-4

                         (B) the aggregate principal amount of Outstanding
                    Tortoise Notes subject to Submitted Bids of Existing Holders specifying one or more rates between the Minimum Rate (for
                    Standard Rate Periods or less, only) and the Maximum Rate
                    (for all Rate Periods) for Tortoise Notes; and

                         (C) the aggregate principal amount of Outstanding
                    Tortoise Notes subject to Submitted Sell Orders

(in the event such excess or such equality exists (other than because all of the
Outstanding Tortoise Notes are subject to Submitted Hold Orders), such Submitted
Bids in subclause (A) above being hereinafter referred to collectively as
"Sufficient Clearing Bids" for the Tortoise Notes); and

                    (iii) if Sufficient Clearing Bids for the Tortoise Notes
exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate"
for Tortoise Notes) which if:

                         (A) (I) each such Submitted Bid of Existing Holders
                    specifying such lowest rate and (II) all other such
                    Submitted Bids of Existing Holders specifying lower rates
                    were rejected, thus entitling such Existing Holders to
                    continue to hold the Tortoise Notes that are subject to such
                    Submitted Bids; and

                         (B) (I) each such Submitted Bid of Potential Holders
                    specifying such lowest rate and (II) all other such
                    Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate principal amount of Outstanding Tortoise Notes which, when added to the aggregate principal amount of Outstanding Tortoise
Notes to be purchased by such Potential Holders described in subclause (B)
above, would equal not less than the Available Tortoise Notes.

     (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Issuer of the Minimum Rate and Maximum Rate for the Tortoise Notes for which an Auction is being held on the Auction Date and, based on such determination, the Applicable
Rate for Tortoise Notes for the next succeeding Rate Period thereof as follows:

                    (i) if Sufficient Clearing Bids for the Tortoise Notes
exist, that the Applicable Rate for all Tortoise Notes for the next succeeding
Rate Period thereof shall be equal to the Winning Bid Rate for Tortoise Notes so determined;

                    (ii) if Sufficient Clearing Bids for Tortoise Notes do not
exist (other than because all of the Outstanding Tortoise Notes are subject to
Submitted Hold Orders), that the Applicable Rate for all Tortoise Notes for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for
Tortoise Notes of; or

                    (iii) if all of the Outstanding Tortoise Notes are subject to Submitted Hold Orders, that the Applicable Rate for all Tortoise Notes for the next succeeding Rate Period thereof shall be All Hold Rate.

     4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and
Allocation of Tortoise Notes. Existing Holders shall continue to hold the
Tortoise Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of

                                      A-5

this Appendix A, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

                    (a) If Sufficient Clearing Bids for the Tortoise Notes have been made, all Submitted Sell Orders with respect to the Tortoise Notes shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this
Section 4, Submitted Bids with respect to the Tortoise Notes shall be accepted or rejected as follows in the following order of priority and all other
Submitted Bids with respect to the Tortoise Notes shall be rejected:

                    (i) Existing Holders' Submitted Bids for the Tortoise Notes
specifying any rate that is higher than the Winning Bid Rate for the Tortoise
Notes shall be accepted, thus requiring each such Existing Holder to sell the
Tortoise Notes subject to such Submitted Bids;

                    (ii) Existing Holders' Submitted Bids for the Tortoise Notes
specifying any rate that is lower than the Winning Bid Rate for the Tortoise
Notes shall be rejected, thus entitling each such Existing Holder to continue to hold the Tortoise Notes subject to such Submitted Bids;

                    (iii) Potential Holders' Submitted Bids for the Tortoise
Notes specifying any rate that is lower than the Winning Bid Rate for the
Tortoise Notes shall be accepted;

                    (iv) each Existing Holder's Submitted Bid for the Tortoise
Notes specifying a rate that is equal to the Winning Bid Rate for the Tortoise
Notes shall be rejected, thus entitling such Existing Holder to continue to hold the Tortoise Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Tortoise Notes subject to all such Submitted Bids shall be greater than the principal amount of Tortoise Notes ("remaining Tortoise Notes")
in the excess of the Available Tortoise Notes over the principal amount of
Tortoise Notes subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Tortoise Notes subject to such Submitted Bid, but only in an amount equal to the principal amount of Tortoise Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Tortoise Notes held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Tortoise Notes subject to such
Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for the Tortoise Notes; and

                    (v) each Potential Holder's Submitted Bid for aggregate
principal amount specifying a rate that is equal to the Winning Bid Rate for aggregate principal amount shall be accepted but only in an amount equal to the principal amount of the Tortoise Notes obtained by multiplying the principal amount of Tortoise Notes in the excess of the Available Tortoise Notes over the principal amount of Tortoise Notes subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the principal amount of Outstanding Tortoise Notes subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Tortoise Notes subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for the Tortoise Notes.

     (b) If Sufficient Clearing Bids for the Tortoise Notes have not been made
(other than because all of the Outstanding Tortoise Notes are subject to
Submitted Hold Orders), subject to the provisions of paragraph (d) of this
Section 4, Submitted Orders for Tortoise Notes shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for the
Tortoise Notes shall be rejected:

                                      A-6

                    (i) Existing Holders' Submitted Bids for the Tortoise Notes
specifying any rate that is equal to or lower than the Maximum Rate for the
Tortoise Notes shall be rejected, thus entitling such Existing Holders to continue to hold the Tortoise Notes subject to such Submitted Bids;

                    (ii) Potential Holders' Submitted Bids for the Tortoise
Notes specifying any rate that is equal to or lower than the Maximum Rate for the Tortoise Notes shall be accepted; and

                    (iii) Each Existing Holder's Submitted Bid for the Tortoise
Notes specifying any rate that is higher than the Maximum Rate for the Tortoise
Notes and the Submitted Sell Orders for the Tortoise Notes of each Existing
Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the Tortoise Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the principal amount of the
Tortoise Notes obtained by multiplying the principal amount of Tortoise Notes subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the principal amount of Outstanding
Tortoise Notes held by such Existing Holder subject to such Submitted Bid or
Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Tortoise Notes subject to all such Submitted
Bids and Submitted Sell Orders.

     (c) If all of the Outstanding Tortoise Notes are subject to Submitted Hold
Orders, all Submitted Bids for the Tortoise Notes shall be rejected.

     (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing
Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, less than an Authorized Denomination of
Tortoise Notes on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Tortoise Notes to be purchased or sold by any Existing Holder or Potential
Holder on such Auction Date as a result of such procedures so that the principal amount of Tortoise Notes so purchased or sold by each Existing Holder or
Potential Holder on such Auction Date shall be equal to an Authorized
Denomination.

     (e) If, as a result of the procedures described in clause (v) of paragraph
(a) of this Section 4, any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Tortoise Notes on any Auction
Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Tortoise Notes or purchase among Potential Holders so that only Tortoise Notes in Authorized Denominations are purchased on such Auction
Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing the Tortoise
Notes on such Auction Date.

     (f) Based on the results of each Auction for Tortoise Notes, the Auction
Agent shall determine the aggregate principal amount of the Tortoise Notes to be purchased and the aggregate principal amount of the Tortoise Notes to be sold by
Potential Holders and Existing Holders and, with respect to each Potential
Holder and Existing Holder, to the extent that such aggregate principal amount of Tortoise Notes and such aggregate principal amount of Tortoise Notes to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s)
they shall deliver, or from which other Potential Holder(s) or Existing
Holder(s) they shall receive, as the case may be, the Tortoise Notes.
Notwithstanding any provision of the Auction Procedures or the Settlement
Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of the Tortoise Notes with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such Tortoise Notes that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such Tortoise Notes that was accepted in whole or in part, fails to instruct its Agent Member to deliver such Tortoise Notes against payment therefor, partial deliveries of
Tortoise Notes that have been made in respect of Potential Holders' or

                                      A-7

Potential Beneficial Owners' Submitted Bids for the Tortoise Notes that have been accepted in whole or in part shall constitute good delivery to such
Potential Holders and Potential Beneficial Owners.

     (g) Neither the Issuer nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an
Existing Holder, or a Potential Holder to deliver the Tortoise Notes or to pay for Tortoise Notes of any series sold or purchased pursuant to the Auction
Procedures or otherwise.

                                      A-8

                                   APPENDIX B

                                  FORM OF NOTE

                                      B-1

                                   APPENDIX C

                   FORM OF TRUSTEE AUTHENTICATION CERTIFICATE

C-1